Exhibit 10.10

First Amendment to the

FOSTER WHEELER ANNUAL EXECUTIVE SHORT-TERM INCENTIVE PLAN

(As Amended and Restated Effective February 28, 2013)

The Foster Wheeler Annual Executive Short-Term Incentive Plan (the “Plan”) is hereby amended as follows, pursuant to a resolution adopted by the Committee at its meeting held on February 26, 2014.

Capitalized terms used but not specifically defined herein shall have the definition provided in the Plan.

1. The last sentence of Section 4.02 is hereby revised to read in its entirety as follows:

“To the extent that an award is not paid within the Applicable Period but is paid by December 31 of the calendar year which includes the last day of the Applicable Period, then it is intended that such payment shall be treated as made at a “specified time” for purposes of complying with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).”

2. The following shall be inserted as a new Section 4.03:

“4.03 Payment Following a Change in Control.

Notwithstanding the foregoing, in the event of a Change in Control (as defined in the Foster Wheeler AG Omnibus Incentive Plan (as such may be amended or restated from time to time)), the Committee may provide for the payment of short-term incentive awards to any or all Participants whose employment is terminated in connection with or following such Change in Control, which short-term incentive awards may be based on performance through the date of the Change in Control or such other criteria as the Committee may approve, and in such event the “Applicable Period” shall begin on the date of the Participant’s termination of employment and end on March 15 of the year following the year in which the Change in Control occurs.”

3. This First Amendment shall be effective as of the date it is approved by the Committee.

IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed.

FOSTER WHEELER AG

By:	_/s/ J. Kent Masters
Name:	J. Kent Masters
Title:	President and Chief Executive Officer